Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report on Form 10-Q of Village Bank and Trust Financial Corp. (the “Company”) for the period ended June 30, 2015, the undersigned Chief Executive Officer and Chief Financial Officer of the Company hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that based on their knowledge and belief: (1) the Form 10-Q for the period ended June 30, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and (2) the information contained in the Form 10-Q for the period ended June 30, 2015 fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the periods presented.

/s/ William G. Foster, Jr.	Date: August 12, 2015
William G. Foster, Jr.
President and Chief Executive Officer

/s/ C. Harril Whitehurst, Jr.	Date: August 12, 2015
C. Harril Whitehurst, Jr.
Executive Vice President and Chief Financial Officer